Exhibit 99.1

Galectin Therapeutics Announces Dismissals of Federal Securities Class

Action and Shareholder Derivative Actions

United States District Court Dismisses both Actions with Prejudice

NORCROSS, Ga. (January 5, 2016) – Galectin Therapeutics, Inc. (Nasdaq: GALT), the leading developer of therapeutics that target galectin proteins to treat fibrosis and cancer, announced that the United States District Court for Northern Georgia has dismissed all claims against it and certain officers, directors and shareholder 10X Fund L.P. alleged in a Consolidated Securities Class Action originally filed in July 2014 and all claims against certain officers and directors alleged in a Consolidated Shareholder Derivative Action originally filed in August 2014.

The Securities Class Action alleged that Galectin and the other named defendants violated certain federal securities laws during the purported class period of October 25, 2013 through July 28, 2014. In a detailed 23-page ruling, the Court concluded, among other things, that the allegations in the Amended Complaint “failed to state a claim for relief” and that “Defendants did not engage in impermissible actions to manipulate the price of its shares.”

The Shareholder Derivative Action was brought nominally on behalf of Galectin to recover damages based on allegations similar to those raised in the Securities Class Action. The Court dismissed the derivative suit for lack of standing and failure to state a claim upon which relief may be granted.

The Court entered final judgments of dismissals in both actions, that is, dismissals “with prejudice”, based on the Court’s finding that any further amendment of the complaints would be futile. Plaintiffs have the right to appeal the Court’s dismissals within 30 days. Based on the Federal Court’s rulings, Galectin intends to seek dismissal of a duplicative shareholder derivative action in Nevada that was filed after the federal actions.

The Company and the other named defendants are represented by King & Spalding LLP in these shareholder actions.

“We are very pleased with the Court’s dismissal of both actions,” said Peter G. Traber, M.D., president, chief executive officer and chief medical officer of Galectin Therapeutics. “We are gratified that these matters are now behind us as we continue to focus our efforts on our clinical programs in significant unmet medical needs, including non-alcoholic steatohepatitis (NASH) with advanced fibrosis and cirrhosis.”

About Galectin Therapeutics

Galectin Therapeutics is developing promising carbohydrate-based therapies for the treatment of fibrotic liver disease and cancer based on the Company’s unique understanding of galectin proteins, which are key mediators of biologic function. Galectin seeks to leverage extensive scientific and development expertise as well as established relationships with external sources to achieve cost-effective and efficient development. The Company is pursuing a development pathway to clinical enhancement and commercialization for its lead compounds in liver fibrosis and cancer. Additional information is available at www.galectintherapeutics.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or future financial performance, and use words such as “may,” “estimate,” “could,” “expect” and others. They are based on management’s current expectations and are subject to factors and uncertainties that could cause actual results to differ materially from those described in the statements. These statements include those regarding the hope that its lead compounds will be successful in treating liver cirrhosis and fibrosis due to fatty liver disease and in connection with cancer immunotherapy. Regardless of the results of any of its development programs, Galectin may be unsuccessful in developing partnerships with other companies or raising additional capital that would allow it to further develop and/or fund any studies or trials. For a discussion of additional factors impacting Galectin’s business, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and subsequent filings with the SEC. You should not place undue reliance on forward-looking statements. Although subsequent events may cause its views to change, management disclaims any obligation to update forward-looking statements.

Contacts

Jack Callicutt, Chief Financial Officer

(678) 620-3186

ir@galectintherapeutics.com.

LHA

Kim Golodetz

(212) 838-3777

kgolodetz@lhai.com

Galectin Therapeutics and its associated logo is a registered trademark of Galectin Therapeutics Inc.

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